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                                                                  Exhibit 23.01


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan, as amended, 1999 Employee Stock Purchase Plan and Non-Stock Option Grants of Digital Origin, Inc. (formerly Radius Inc.) of our report dated October 30, 1998 with respect to the consolidated financial statements and schedule of Digital Origin, Inc. (formerly Radius Inc.) included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP


Palo Alto, California
August 13, 1999